Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Third Quarter 2023 Results and Declares Third Quarter 2023 Distribution of $0.75 per Common Unit

HOUSTON, November 3, 2023 - Natural Resource Partners L.P. (NYSE:NRP) today reported third quarter 2023 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	September 30, 2023
Net income	$63,846	$276,673
Operating cash flow	78,942	302,080
Free cash flow (1)	79,564	304,426

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $80 million of free cash flow

• Paid second quarter 2023 common unit distribution of $0.75 per unit

• Redeemed $50 million of preferred units at par with cash; $72 million of original $250 million preferred units remain outstanding

• Repurchased 812,500 warrants in September and 650,000 warrants in October with $56 million in cash; 1.54 million of original 4 million warrants remain outstanding

• Declares third quarter 2023 common unit distribution of $0.75 per unit

"NRP had another robust quarter with $80 million of free cash flow generated in the third quarter of 2023 as a result of continued strong performance from our mineral rights assets and a significant cash distribution from our soda ash investment," said Craig Nunez, NRP's president and chief operating officer. "We also made noteworthy progress towards our goal of eliminating all preferred units and warrants by redeeming $50 million of preferred units at par with cash and repurchasing a total of 1.46 million warrants for $56 million in cash. I am proud of the NRP team for the continued strong performance and am confident our strategy to retire all outstanding debt, preferred equity, and warrants while maintaining common unit distributions will continue to maximize long-term unitholder value.”

NRP announced today that the board of directors of its general partner declared a third quarter 2023 cash distribution of $0.75 per common unit to be paid on November 21, 2023, to unitholders of record on November 14, 2023. In addition, the board declared a $2.15 million cash distribution on NRP's outstanding preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

NRP's available liquidity was $45.4 million at September 30, 2023, consisting of $18.4 million of cash and $27.0 million of borrowing capacity available under its revolving credit facility.

Segment Performance

Mineral Rights

Mineral Rights net income, operating cash flow, and free cash flow for the third quarter of 2023 decreased $11.2 million, $15.0 million, and $15.0 million, respectively, as compared to the prior year period. These decreases were primarily due to certain carbon neutral initiative transactions entered into during the third quarter of 2022 and higher oil and gas royalty revenues as a result of higher natural gas production and prices in the third quarter of 2022. Approximately 60% of coal royalty revenues and approximately 45% of coal royalty sales volumes were derived from metallurgical coal in the third quarter of 2023.

Metallurgical coal prices improved and thermal coal prices remained relatively flat during the third quarter of 2023. Both metallurgical and thermal coal prices were above historical norms but below the record highs seen in 2022. NRP expects continued price support for coal as limited access to capital, labor shortages, and inflationary pressures limit operators’ ability to increase production.

In addition, NRP continues to explore carbon neutral revenue opportunities across its large asset portfolio, including the sequestration of carbon dioxide underground and in standing forests, and the generation of electricity using geothermal, solar, and wind energy.

Soda Ash

Soda Ash net income in the third quarter of 2023 decreased $2.2 million as compared to the prior year period primarily due to lower international sales prices and an increased sales mix into the lower priced international market in the third quarter of 2023 as compared to the prior year period. Operating cash flow and free cash flow in the third quarter of 2023 improved $12.6 million as compared to the prior year period due to a higher cash distribution received from Sisecam Wyoming in the third quarter of 2023 stemming from strong operating performance in the first half of the year.

International soda ash prices were significantly lower in the third quarter of 2023 compared to the first half of the year primarily due to new supply from China. NRP believes lower international prices will persist throughout the remainder of the year and into next year as the market absorbs the additional supply. Sisecam Wyoming’s domestic soda ash sales prices are expected to remain above the spot market for the rest of this year as a result of negotiated 2023 domestic sales contracts entered into at the end of 2022. As domestic sales contracts for 2024 begin to be negotiated, NRP believes contracted sales prices will be set at lower levels as the market contends with recessionary headwinds and new supply entering the export markets.

Corporate and Financing

Corporate and Financing costs in the third quarter of 2023 decreased $2.6 million as compared to the prior year period primarily due to the loss on extinguishment of debt recognized in 2022. Operating cash flow and free cash flow in the third quarter of 2023 decreased $1.1 million as compared to the prior year period primarily due to higher cash paid for interest in the third quarter of 2023 due to borrowings on the credit facility used for the preferred unit redemptions and warrant repurchases.

NRP redeemed an aggregate of 50,001 preferred units at par with cash in the third quarter of 2023, saving NRP $6.0 million annually in preferred unit cash distributions. Of the originally issued 250,000 preferred units, 71,666 remain outstanding.

In addition, NRP repurchased 752,500 warrants with an exercise price of $22.81 and 60,000 warrants with an exercise price of $34.00 for $33.6 million in cash during the third quarter of 2023. In October, NRP repurchased 650,000 warrants with an exercise price of $34.00 for $22.5 million in cash. After the warrant repurchases in October, 1.54 million warrants with an exercise price of $34.00 remain outstanding.

In August 2023, NRP declared and paid a second quarter 2023 cash distribution of $0.75 per common unit and a $3.65 million cash distribution on its preferred units. Today, NRP declared a third quarter 2023 cash distribution of $0.75 per common unit and a $2.15 million cash distribution on its outstanding preferred units.

NRP's consolidated leverage ratio was 0.7x at September 30, 2023.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://conferencingportals.com/event/cHhtshxF. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions, redemption of preferred units, redemption of PIK units, common unit distributions, and warrant cash settlements. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per unit data)	2023	2022	2023	2023	2022
Revenues and other income
Royalty and other mineral rights	$68,533	$81,379	$61,007	$205,811	$231,795
Transportation and processing services	4,579	5,969	3,270	11,447	15,377
Equity in earnings of Sisecam Wyoming	12,401	14,556	26,978	58,633	44,036
Gain on asset sales and disposals	854	354	5	955	699
Total revenues and other income	$86,367	$102,258	$91,260	$276,846	$291,907

Operating expenses
Operating and maintenance expenses	$8,358	$7,898	$7,930	$23,451	$25,989
Depreciation, depletion and amortization	4,594	6,850	3,792	12,469	16,565
General and administrative expenses	5,669	4,518	5,643	17,157	14,037
Asset impairments	63	812	69	132	874
Total operating expenses	$18,684	$20,078	$17,434	$53,209	$57,465

Income from operations	$67,683	$82,180	$73,826	$223,637	$234,442

Other expenses, net
Interest expense, net	$(3,837)	$(5,141)	$(3,492)	$(10,182)	$(22,636)
Loss on extinguishment of debt	—	(2,484)	—	—	(6,532)
Total other expenses, net	$(3,837)	$(7,625)	$(3,492)	$(10,182)	$(29,168)

Net income	$63,846	$74,555	$70,334	$213,455	$205,274
Less: income attributable to preferred unitholders	(2,936)	(7,500)	(4,971)	(14,568)	(22,500)
Less: redemption of preferred units	(17,083)	—	(27,618)	(60,929)	—
Net income attributable to common unitholders and the general partner	$43,827	$67,055	$37,745	$137,958	$182,774

Net income attributable to common unitholders	$42,951	$65,714	$36,990	$135,199	$179,119
Net income attributable to the general partner	876	1,341	755	2,759	3,655

Net income per common unit
Basic	$3.40	$5.25	$2.93	$10.72	$14.36
Diluted	2.91	3.71	2.49	8.88	10.24

Net income	$63,846	$74,555	$70,334	$213,455	$205,274
Comprehensive income (loss) from unconsolidated investment and other	2,200	289	911	(16,472)	(1,179)
Comprehensive income	$66,046	$74,844	$71,245	$196,983	$204,095

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2023	2022	2023	2023	2022
Cash flows from operating activities
Net income	$63,846	$74,555	$70,334	$213,455	$205,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	4,594	6,850	3,792	12,469	16,565
Distributions from unconsolidated investment	23,010	10,339	32,350	66,140	34,055
Equity earnings from unconsolidated investment	(12,401)	(14,556)	(26,978)	(58,633)	(44,036)
Gain on asset sales and disposals	(854)	(354)	(5)	(955)	(699)
Loss on extinguishment of debt	—	2,484	—	—	6,532
Asset impairments	63	812	69	132	874
Bad debt expense	1,621	1	(198)	813	641
Unit-based compensation expense	2,766	1,429	2,646	7,903	4,216
Amortization of debt issuance costs and other	477	215	541	1,043	1,887
Change in operating assets and liabilities:
Accounts receivable	(2,610)	2,494	(361)	4,090	(10,118)
Accounts payable	(381)	210	72	(850)	223
Accrued liabilities	498	278	2,019	(6,288)	(4,831)
Accrued interest	599	3,177	(627)	235	3,014
Deferred revenue	(2,163)	(7,519)	(2,646)	(4,963)	(17,094)
Other items, net	(123)	2,081	342	(1,399)	1,447
Net cash provided by operating activities	$78,942	$82,496	$81,350	$233,192	$197,950

Cash flows from investing activities
Proceeds from asset sales and disposals	$855	$353	$5	$961	$699
Return of long-term contract receivable	622	575	610	1,830	1,138
Capital expenditures	—	(59)	(8)	(10)	(59)
Net cash provided by investing activities	$1,477	$869	$607	$2,781	$1,778

Cash flows from financing activities
Debt borrowings	$50,000	$—	$70,834	$215,034	$—
Debt repayments	(25,000)	(60,494)	(61,365)	(176,061)	(197,665)
Distributions to common unitholders and the general partner	(9,669)	(9,571)	(9,669)	(60,238)	(24,813)
Distributions to preferred unitholders	(4,437)	(7,500)	(7,396)	(19,919)	(22,758)
Redemption of preferred units	(50,001)	—	(80,834)	(178,334)	—
Redemption of preferred units paid-in-kind	—	—	—	—	(19,321)
Warrant settlement	(33,608)	—	—	(33,608)	—
Other items, net	(23)	(4,219)	(452)	(3,527)	(9,754)
Net cash used in financing activities	$(72,738)	$(81,784)	$(88,882)	$(256,653)	$(274,311)

Net increase (decrease) in cash and cash equivalents	$7,681	$1,581	$(6,925)	$(20,680)	$(74,583)
Cash and cash equivalents at beginning of period	10,730	59,356	17,655	39,091	135,520
Cash and cash equivalents at end of period	$18,411	$60,937	$10,730	$18,411	$60,937

Supplemental cash flow information:
Cash paid for interest	$3,050	$1,729	$3,960	$9,484	$18,501

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$18,411	$39,091
Accounts receivable, net	38,569	42,701
Other current assets, net	2,570	1,822
Total current assets	$59,550	$83,614
Land	24,008	24,008
Mineral rights, net	400,548	412,312
Intangible assets, net	14,014	14,713
Equity in unconsolidated investment	282,491	306,470
Long-term contract receivable, net	26,997	28,946
Other long-term assets, net	7,601	7,068
Total assets	$815,209	$877,131
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,143	$1,992
Accrued liabilities	6,511	11,916
Accrued interest	1,224	989
Current portion of deferred revenue	6,399	6,256
Current portion of long-term debt, net	36,780	39,076
Total current liabilities	$52,057	$60,229
Deferred revenue	35,076	40,181
Long-term debt, net	170,735	129,205
Other non-current liabilities	6,833	5,472
Total liabilities	$264,701	$235,087
Commitments and contingencies
Class A Convertible Preferred Units (71,666 and 250,000 units issued and outstanding at September 30, 2023 and December 31, 2022, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at September 30, 2023 and December 31, 2022)	$47,181	$164,587
Partners’ capital
Common unitholders’ interest (12,634,642 and 12,505,996 units issued and outstanding at September 30, 2023 and December 31, 2022, respectively)	$461,043	$404,799
General partner’s interest	7,196	5,977
Warrant holders’ interest	32,843	47,964
Accumulated other comprehensive income	2,245	18,717
Total partners’ capital	$503,327	$477,457
Total liabilities and partners' capital	$815,209	$877,131

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2022	12,506	$404,799	$5,977	$47,964	$18,717	$477,457
Net income (1)	—	77,690	1,585	—	—	79,275
Redemption of preferred units	—	(15,904)	(324)	—	—	(16,228)
Distributions to common unitholders and the general partner	—	(40,082)	(818)	—	—	(40,900)
Distributions to preferred unitholders	—	(7,924)	(162)	—	—	(8,086)
Issuance of unit-based awards	129	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,178)	—	—	—	(1,178)
Capital contribution	—	—	142	—	—	142
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(19,583)	(19,583)
Balance at March 31, 2023	12,635	$417,401	$6,400	$47,964	$(866)	$470,899
Net income (2)	—	68,927	1,407	—	—	70,334
Redemption of preferred units	—	(27,065)	(553)	—	—	(27,618)
Distributions to common unitholders and the general partner	—	(9,476)	(193)	—	—	(9,669)
Distributions to preferred unitholders	—	(7,248)	(148)	—	—	(7,396)
Unit-based awards amortization and vesting	—	2,299	—	—	—	2,299
Comprehensive income from unconsolidated investment and other	—	—	—	—	911	911
Balance at June 30, 2023	12,635	$444,838	$6,913	$47,964	$45	$499,760
Net income (3)	—	62,569	1,277	—	—	63,846
Redemption of preferred units	—	(16,741)	(342)	—	—	(17,083)
Distributions to common unitholders and the general partner	—	(9,475)	(194)	—	—	(9,669)
Distributions to preferred unitholders	—	(4,349)	(88)	—	—	(4,437)
Unit-based awards amortization and vesting	—	2,318	—	—	—	2,318
Warrant settlement	—	(18,117)	(370)	(15,121)	—	(33,608)
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,200	2,200
Balance at September 30, 2023	12,635	$461,043	$7,196	$32,843	$2,245	$503,327

(1)

Net income includes $6.7 million of income attributable to preferred unitholders that accumulated during the period, of which $6.5 million is allocated to the common unitholders and $0.1 million is allocated to the general partner.

(2)	Net income includes $5.0 million of income attributable to preferred unitholders that accumulated during the period, of which $4.9 million is allocated to the common unitholders and $0.1 million is allocated to the general partner.
(3)	Net income includes $2.9 million of income attributable to preferred unitholders that accumulated during the period, of which $2.9 million is allocated to the common unitholders and $0.1 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income	Capital
Balance at December 31, 2021	12,351	$203,062	$1,787	$47,964	$3,211	$256,024
Net income (1)	—	62,621	1,278	—	—	63,899
Distributions to common unitholders and the general partner	—	(5,559)	(113)	—	—	(5,672)
Distributions to preferred unitholders	—	(7,603)	(155)	—	—	(7,758)
Issuance of unit-based awards	155	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,754)	—	—	—	(1,754)
Capital contribution	—	—	112	—	—	112
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,545	2,545
Balance at March 31, 2022	12,506	$250,767	$2,909	$47,964	$5,756	$307,396
Net income (1)	—	65,484	1,336	—	—	66,820
Distributions to common unitholders and the general partner	—	(9,379)	(191)	—	—	(9,570)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)
Unit-based awards amortization and vesting	—	1,231	—	—	—	1,231
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(4,013)	(4,013)
Balance at June 30, 2022	12,506	$300,753	$3,904	$47,964	$1,743	$354,364
Net income (1)	—	73,064	1,491	—	—	74,555
Distributions to common unitholders and the general partner	—	(9,380)	(191)	—	—	(9,571)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)
Unit-based awards amortization and vesting	—	1,245	—	—	—	1,245
Comprehensive income from unconsolidated investment and other	—	—	—	—	289	289
Balance at September 30, 2022	12,506	$358,332	$5,054	$47,964	$2,032	$413,382

(1)

Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.4 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended September 30, 2023 and 2022 and June 30, 2023:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2023
Revenues	$73,112	$12,401	$—	$85,513
Gain on asset sales and disposals	854	—	—	854
Total revenues and other income	$73,966	$12,401	$—	$86,367
Asset impairments	$63	$—	$—	$63
Net income (loss)	$61,009	$12,348	$(9,511)	$63,846
Adjusted EBITDA (1)	$65,661	$22,957	$(5,669)	$82,949
Cash flow provided by (used in) continuing operations:
Operating activities	$60,938	$22,958	$(4,954)	$78,942
Investing activities	$1,477	$—	$—	$1,477
Financing activities	$—	$—	$(72,738)	$(72,738)
Distributable cash flow (1)	$62,415	$22,958	$(4,954)	$80,419
Free cash flow (1)	$61,560	$22,958	$(4,954)	$79,564

For the Three Months Ended September 30, 2022
Revenues	$87,348	$14,556	$—	$101,904
Gain on asset sales and disposals	354	—	—	354
Total revenues and other income	$87,702	$14,556	$—	$102,258
Asset impairments	$812	$—	$—	$812
Net income (loss)	$72,173	$14,525	$(12,143)	$74,555
Adjusted EBITDA (1)	$79,835	$10,308	$(4,518)	$85,625
Cash flow provided by (used in) continuing operations:
Operating activities	$75,948	$10,309	$(3,761)	$82,496
Investing activities	$928	$—	$(59)	$869
Financing activities	$—	$—	$(81,784)	$(81,784)
Distributable cash flow (1)	$76,876	$10,309	$(3,820)	$83,365
Free cash flow (1)	$76,523	$10,309	$(3,820)	$83,012

For the Three Months Ended June 30, 2023
Revenues	$64,277	$26,978	$—	$91,255
Gain on asset sales and disposals	5	—	—	5
Total revenues and other income	$64,282	$26,978	$—	$91,260
Asset impairments	$69	$—	$—	$69
Net income (loss)	$52,510	$26,964	$(9,140)	$70,334
Adjusted EBITDA (1)	$56,366	$32,336	$(5,643)	$83,059
Cash flow provided by (used in) continuing operations:
Operating activities	$55,040	$32,326	$(6,016)	$81,350
Investing activities	$615	$—	$(8)	$607
Financing activities	$—	$—	$(88,882)	$(88,882)
Distributable cash flow (1)	$55,655	$32,326	$(6,024)	$81,957
Free cash flow (1)	$55,650	$32,326	$(6,024)	$81,952

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the nine months ended September 30, 2023 and 2022:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2023
Revenues	$217,258	$58,633	$—	$275,891
Gain on asset sales and disposals	955	—	—	955
Total revenues and other income	$218,213	$58,633	$—	$276,846
Asset impairments	$132	$—	$—	$132
Net income (loss)	$182,400	$58,408	$(27,353)	$213,455
Adjusted EBITDA (1)	$194,987	$65,915	$(17,157)	$243,745
Cash flow provided by (used in) continuing operations:
Operating activities	$189,836	$65,901	$(22,545)	$233,192
Investing activities	$2,791	$—	$(10)	$2,781
Financing activities	$(583)	$—	$(256,070)	$(256,653)
Distributable cash flow (1)	$192,627	$65,901	$(22,555)	$235,973
Free cash flow (1)	$191,666	$65,901	$(22,555)	$235,012

For the Nine Months Ended September 30, 2022
Revenues	$247,172	$44,036	$—	$291,208
Gain on asset sales and disposals	699	—	—	699
Total revenues and other income	$247,871	$44,036	$—	$291,907
Asset impairments	$874	$—	$—	$874
Net income (loss)	$204,548	$43,931	$(43,205)	$205,274
Adjusted EBITDA (1)	$221,987	$33,950	$(14,037)	$241,900
Cash flow provided by (used in) continuing operations:
Operating activities	$194,475	$33,934	$(30,459)	$197,950
Investing activities	$1,837	$—	$(59)	$1,778
Financing activities	$(614)	$—	$(273,697)	$(274,311)
Distributable cash flow (1)	$196,312	$33,934	$(30,518)	$199,728
Free cash flow (1)	$195,613	$33,934	$(30,518)	$199,029

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per ton data)	2023	2022	2023	2023	2022
Coal sales volumes (tons)
Appalachia
Northern	284	440	390	1,053	1,260
Central	3,429	3,503	3,352	10,390	10,238
Southern	741	498	693	2,016	1,171
Total Appalachia	4,454	4,441	4,435	13,459	12,669
Illinois Basin	2,541	3,490	1,631	5,482	8,395
Northern Powder River Basin	1,364	835	881	3,330	2,772
Gulf Coast	479	188	139	676	324
Total coal sales volumes	8,838	8,954	7,086	22,947	24,160

Coal royalty revenue per ton
Appalachia
Northern	$5.54	$6.74	$6.87	$7.59	$9.48
Central	8.20	9.04	8.49	8.89	10.85
Southern	11.88	9.78	10.85	12.41	14.28
Illinois Basin	3.98	2.57	3.15	3.63	2.30
Northern Powder River Basin	4.86	4.56	4.62	4.74	4.24
Gulf Coast	0.69	0.59	0.71	0.68	0.58
Combined average coal royalty revenue per ton	6.29	5.85	6.77	7.04	7.08

Coal royalty revenues
Appalachia
Northern	$1,573	$2,965	$2,681	$7,991	$11,946
Central	28,111	31,680	28,445	92,362	111,121
Southern	8,806	4,872	7,521	25,024	16,725
Total Appalachia	38,490	39,517	38,647	125,377	139,792
Illinois Basin	10,108	8,967	5,141	19,924	19,331
Northern Powder River Basin	6,627	3,805	4,066	15,768	11,751
Gulf Coast	330	111	98	461	187
Unadjusted coal royalty revenues	55,555	52,400	47,952	161,530	171,061
Coal royalty adjustment for minimum leases	(11)	(19)	8	(3)	(286)
Total coal royalty revenues	$55,544	$52,381	$47,960	$161,527	$170,775

Other revenues
Production lease minimum revenues	$850	$1,885	$562	$2,025	$3,542
Minimum lease straight-line revenues	4,464	4,778	4,447	13,414	14,235
Carbon neutral initiative revenues	681	8,600	115	2,914	8,600
Wheelage revenues	2,385	2,977	3,284	9,538	11,073
Property tax revenues	1,770	1,360	1,470	4,710	4,527
Coal overriding royalty revenues	827	1,367	150	1,165	2,307
Lease amendment revenues	623	759	848	2,322	2,450
Aggregates royalty revenues	736	884	686	2,175	2,691
Oil and gas royalty revenues	324	6,170	1,214	5,126	10,890
Other revenues	329	218	271	895	705
Total other revenues	$12,989	$28,998	$13,047	$44,284	$61,020
Royalty and other mineral rights	$68,533	$81,379	$61,007	$205,811	$231,795
Transportation and processing services revenues	4,579	5,969	3,270	11,447	15,377
Gain on asset sales and disposals	854	354	5	955	699
Total Mineral Rights segment revenues and other income	$73,966	$87,702	$64,282	$218,213	$247,871

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2023
Net income (loss)	$61,009	$12,348	$(9,511)	$63,846
Less: equity earnings from unconsolidated investment	—	(12,401)	—	(12,401)
Add: total distributions from unconsolidated investment	—	23,010	—	23,010
Add: interest expense, net	—	—	3,837	3,837
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	4,589	—	5	4,594
Add: asset impairments	63	—	—	63
Adjusted EBITDA	$65,661	$22,957	$(5,669)	$82,949

For the Three Months Ended September 30, 2022
Net income (loss)	$72,173	$14,525	$(12,143)	$74,555
Less: equity earnings from unconsolidated investment	—	(14,556)	—	(14,556)
Add: total distributions from unconsolidated investment	—	10,339	—	10,339
Add: interest expense, net	—	—	5,141	5,141
Add: loss on extinguishment of debt	—	—	2,484	2,484
Add: depreciation, depletion and amortization	6,850	—	—	6,850
Add: asset impairments	812	—	—	812
Adjusted EBITDA	$79,835	$10,308	$(4,518)	$85,625

For the Three Months Ended June 30, 2023
Net income (loss)	$52,510	$26,964	$(9,140)	$70,334
Less: equity earnings from unconsolidated investment	—	(26,978)	—	(26,978)
Add: total distributions from unconsolidated investment	—	32,350	—	32,350
Add: interest expense, net	—	—	3,492	3,492
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	3,787	—	5	3,792
Add: asset impairments	69	—	—	69
Adjusted EBITDA	$56,366	$32,336	$(5,643)	$83,059

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2023
Net income (loss)	$182,400	$58,408	$(27,353)	$213,455
Less: equity earnings from unconsolidated investment	—	(58,633)	—	(58,633)
Add: total distributions from unconsolidated investment	—	66,140	—	66,140
Add: interest expense, net	—	—	10,182	10,182
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	12,455	—	14	12,469
Add: asset impairments	132	—	—	132
Adjusted EBITDA	$194,987	$65,915	$(17,157)	$243,745

For the Nine Months Ended September 30, 2022
Net income (loss)	$204,548	$43,931	$(43,205)	$205,274
Less: equity earnings from unconsolidated investment	—	(44,036)	—	(44,036)
Add: total distributions from unconsolidated investment	—	34,055	—	34,055
Add: interest expense, net	—	—	22,636	22,636
Add: loss on extinguishment of debt	—	—	6,532	6,532
Add: depreciation, depletion and amortization	16,565	—	—	16,565
Add: asset impairments	874	—	—	874
Adjusted EBITDA	$221,987	$33,950	$(14,037)	$241,900

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2023
Net cash provided by (used in) operating activities	$60,938	$22,958	$(4,954)	$78,942
Add: proceeds from asset sales and disposals	855	—	—	855
Add: return of long-term contract receivable	622	—	—	622
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$62,415	$22,958	$(4,954)	$80,419
Less: proceeds from asset sales and disposals	(855)	—	—	(855)
Free cash flow	$61,560	$22,958	$(4,954)	$79,564

Net cash provided by investing activities	$1,477	$—	$—	$1,477
Net cash used in financing activities	—	—	(72,738)	(72,738)

For the Three Months Ended September 30, 2022
Net cash provided by (used in) operating activities	$75,948	$10,309	$(3,761)	$82,496
Add: proceeds from asset sales and disposals	353	—	—	353
Add: return of long-term contract receivable	575	—	—	575
Less: maintenance capital expenditures	—	—	(59)	(59)
Distributable cash flow	$76,876	$10,309	$(3,820)	$83,365
Less: proceeds from asset sales and disposals	(353)	—	—	(353)
Free cash flow	$76,523	$10,309	$(3,820)	$83,012

Net cash provided by (used in) investing activities	$928	$—	$(59)	$869
Net cash used in financing activities	—	—	(81,784)	(81,784)

For the Three Months Ended June 30, 2023
Net cash provided by (used in) operating activities	$55,040	$32,326	$(6,016)	$81,350
Add: proceeds from asset sales and disposals	5	—	—	5
Add: return of long-term contract receivable	610	—	—	610
Less: maintenance capital expenditures	—	—	(8)	(8)
Distributable cash flow	$55,655	$32,326	$(6,024)	$81,957
Less: proceeds from asset sales and disposals	(5)	—	—	(5)
Free cash flow	$55,650	$32,326	$(6,024)	$81,952

Net cash provided by (used in) investing activities	$615	$—	$(8)	$607
Net cash used in financing activities	—	—	(88,882)	(88,882)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2023
Net cash provided by (used in) operating activities	$189,836	$65,901	$(22,545)	$233,192
Add: proceeds from asset sales and disposals	961	—	—	961
Add: return of long-term contract receivable	1,830	—	—	1,830
Less: maintenance capital expenditures	—	—	(10)	(10)
Distributable cash flow	$192,627	$65,901	$(22,555)	$235,973
Less: proceeds from asset sales and disposals	(961)	—	—	(961)
Free cash flow	$191,666	$65,901	$(22,555)	$235,012

Net cash provided by (used in) investing activities	$2,791	$—	$(10)	$2,781
Net cash used in financing activities	(583)	—	(256,070)	(256,653)

For the Nine Months Ended September 30, 2022
Net cash provided by (used in) operating activities	$194,475	$33,934	$(30,459)	$197,950
Add: proceeds from asset sales and disposals	699	—	—	699
Add: return of long-term contract receivable	1,138	—	—	1,138
Less: maintenance capital expenditures	—	—	(59)	(59)
Distributable cash flow	$196,312	$33,934	$(30,518)	$199,728
Less: proceeds from asset sales and disposals	(699)	—	—	(699)
Free cash flow	$195,613	$33,934	$(30,518)	$199,029

Net cash provided by (used in) investing activities	$1,837	$—	$(59)	$1,778
Net cash used in financing activities	(614)	—	(273,697)	(274,311)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	Last 12 Months
Net cash provided by operating activities	$68,888	$72,900	$81,350	$78,942	$302,080
Add: proceeds from asset sales and disposals	384	101	5	855	1,345
Add: return of long-term contract receivable	585	598	610	622	2,415
Less: maintenance capital expenditures	(59)	(2)	(8)	—	(69)
Distributable cash flow	$69,798	$73,597	$81,957	$80,419	$305,771
Less: proceeds from asset sales and disposals	(384)	(101)	(5)	(855)	(1,345)
Free cash flow	$69,414	$73,496	$81,952	$79,564	$304,426

Leverage Ratio

	For the Three Months Ended
(In thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	Last 12 Months
Net income	$63,218	$79,275	$70,334	$63,846	$276,673
Less: equity earnings from unconsolidated investment	(15,759)	(19,254)	(26,978)	(12,401)	(74,392)
Add: total distributions from unconsolidated investment	10,780	10,780	32,350	23,010	76,920
Add: interest expense, net	3,638	2,853	3,492	3,837	13,820
Add: loss on extinguishment of debt	3,933	—	—	—	3,933
Add: depreciation, depletion and amortization	5,954	4,083	3,792	4,594	18,423
Add: asset impairments	3,583	—	69	63	3,715
Adjusted EBITDA	$75,347	$77,737	$83,059	$82,949	$319,092

Debt—at September 30, 2023					$208,059

Leverage Ratio					0.7 x

	For the Three Months Ended
(In thousands)	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	Last 12 Months
Net income	$55,641	$63,899	$66,820	$74,555	$260,915
Less: equity earnings from unconsolidated investment	(10,625)	(14,837)	(14,643)	(14,556)	(54,661)
Add: total distributions from unconsolidated investment	7,350	13,230	10,486	10,339	41,405
Add: interest expense, net	9,568	9,387	8,108	5,141	32,204
Add: loss on extinguishment of debt	—	—	4,048	2,484	6,532
Add: depreciation, depletion and amortization	3,930	3,868	5,847	6,850	20,495
Add: asset impairments	986	19	43	812	1,860
Adjusted EBITDA	$66,850	$75,566	$80,709	$85,625	$308,750

Debt—at September 30, 2022					$240,819

Leverage Ratio					0.8 x

-end-